UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
As previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 5, 2021 (the “Original Form 8-K”), Callon Petroleum Company (“Callon” or the “Company”) and Callon Petroleum Operating Company (“CPOC”), Callon’s wholly owned subsidiary, entered into purchase and sale agreements with Primexx Resource Development, LLC (“Primexx”) and BPP Acquisition, LLC (“BPP”), for the purchase of certain producing oil and gas properties, undeveloped acreage and associated infrastructure assets in the Delaware Basin (collectively, the “Peak Acquisition”).
On October 1, 2021, the Company and CPOC completed the Peak Acquisition for a preliminary purchase price of approximately (i) $362.2 million in cash and 6.42 million shares of Company common stock as total consideration for assets acquired from Primexx and (ii) $91.5 million in cash and 2.42 million shares of Company common stock as total consideration for assets acquired from BPP. The purchase and sale agreements with Primexx and BPP provide for customary adjustments to the purchase price based on an effective date of July 1, 2021.
This Current Report on Form 8-K/A amends and supplements the Original Form 8-K to provide the financial statements and information set forth in Item 9.01 hereto.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements of business to be acquired.
The audited annual consolidated financial statements of Primexx Energy Partners, Ltd. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in partners’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements, are filed as Exhibit 99.1 hereto and incorporated by reference herein.
The unaudited quarterly consolidated financial statements of Primexx Energy Partners, Ltd. and its subsidiaries, which comprise the balance sheet as of September 30, 2021, the related consolidated statements of operations, changes in partners’ equity (deficit), and cash flows for the nine-month periods ended September 30, 2021 and 2020, and the related notes to the consolidated financial statements, are filed as Exhibit 99.2 hereto and incorporated by reference herein.
The audited annual consolidated financial statements of BPP Energy Partners LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements, are filed as Exhibit 99.3 hereto and incorporated by reference herein.
The unaudited quarterly consolidated financial statements of BPP Energy Partners LLC and its subsidiaries, which comprise the balance sheet as of September 30, 2021, the related consolidated statements of operations, changes in partners’ equity (deficit), and cash flows for the nine-month periods ended September 30, 2021 and 2020, and the related notes to the consolidated financial statements, are filed as Exhibit 99.4 hereto and incorporated by reference herein.
(b) Pro forma financial information.
The unaudited pro forma condensed combined financial information of the Company, which comprise the balance sheet as of September 30, 2021, the related statements of operations for the year ended December 31, 2020 and nine-month period ended September 30, 2021, and the related notes to the pro forma condensed combined financial information, is filed as Exhibit 99.5 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP with respect to audited consolidated financial statements of Primexx Energy Partners, Ltd. and subsidiaries
23.2	Consent of Deloitte & Touche LLP with respect to audited consolidated financial statements of BPP Energy Partners LLC and subsidiaries
23.3	Consent of Netherland, Sewell & Associates, Inc.
99.1	Audited consolidated financial statements of Primexx Energy Partners, Ltd and subsidiaries as of and for the years ended December 31, 2020 and 2019.
99.2	Unaudited consolidated financial statements of Primexx Energy Partners, Ltd. and subsidiaries as of September 30, 2021 and for the nine-months ended September 30, 2021 and 2020.
99.3	Audited consolidated financial statements of BPP Energy Partners LLC and subsidiaries as of and for the years ended December 31, 2020 and 2019.
99.4	Unaudited consolidated financial statements of BPP Energy Partners LLC and subsidiaries as of September 30, 2021 and for the nine-months ended September 30, 2021 and 2020.
99.5	Unaudited pro forma condensed combined financial information of the Company as of September 30, 2021, and for the year ended December 31, 2020 and the nine months ended September 30, 2021.
99.6	Reserves report summary of Netherland, Sewell & Associates, Inc. with respect to Primexx Resource Development, LLC as of December 31, 2020.
99.7	Reserves report summary of Netherland, Sewell & Associates, Inc. with respect to Primexx Resource Development, LLC as of December 31, 2019.
99.8	Reserves report summary of Netherland, Sewell & Associates, Inc. with respect to BPP Acquisition LLC as of December 31, 2020.
99.9	Reserves report summary of Netherland, Sewell & Associates, Inc. with respect to BPP Acquisition LLC as of December 31, 2019.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

November 19, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer